Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of July 28, 2017 by and among LSC Communications, Inc., a Delaware corporation (“LSC Parent”), Victor G. Warren, as Trustee for the Victor G. Warren Revocable Trust Dated July 14, 1993 (the “Seller”) and each of the individuals listed on the signature pages hereto (each, a “Minority Seller” and, together with Seller, the “Holders”).

PRELIMINARY STATEMENTS

WHEREAS, on July 28, 2017, LSC Parent, the Merger Subs, the Constituent Corporations and the Seller, as majority stockholder of the Constituent Corporations, entered into that certain Agreement and Plan of Merger (as amended, supplemented and modified from time to time, the “Merger Agreement”) pursuant to which LSC Parent is paying a portion of the consideration for the Mergers (as defined in the Merger Agreement) in Common Shares of LSC Parent; and

WHEREAS, the Common Shares so issued are not freely transferable under the Securities Act on the date hereof or are not listed on the New York Stock Exchange (the “NYSE”) or a similar national securities exchange as of such date; and

WHEREAS, as condition to the consummation of the transactions contemplated by the Merger Agreement, LSC Parent has agreed to enter into this Agreement to provide for the registration of the Common Shares that the Holders have received thereunder, subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

1.1 Definitions. In this Agreement, unless otherwise specifically stated, the capitalized terms used herein shall have the respective meanings specified or referred to in the Merger Agreement as in effect immediately prior to the issuance of the Registrable Securities. As used in this Agreement, the following terms shall have the meanings indicated below:

“Beneficially Own” shall have the same meaning as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act, except that a Person will also be deemed to beneficially own (a) all Equity Interests of LSC Parent which such Person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional, and (b) all Equity Interests of LSC Parent in which such Person has any economic interest, including, without limitation, pursuant to a cash settled call option or other derivative security, contract or instrument in any way related to the price of any Equity Interests of LSC Parent. The terms “Beneficially Owned”, “Beneficial Owner” and “Beneficial Ownership” or any similar term shall have a correlative meaning.

“Common Shares” means (i) the Common Stock, par value $0.01 per share, of LSC Parent and (ii) any common capital stock of LSC Parent or any Subsidiary of LSC Parent issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, exchange, or any recapitalization, merger, consolidation or other reorganization.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Group” shall mean two or more Persons acting together, pursuant to any agreement, arrangement or understanding, for the purpose of acquiring, holding, voting or disposing of securities as contemplated by Rule 13d-5(b) of the Exchange Act.

“Permitted Transferee” means (i) any controlled Affiliate of Seller; (ii) in the case of Seller, the donee or donees of a bona fide gift or gifts for no consideration, provided that no more than 300,000 Common Shares are Transferred by Seller to donees pursuant to this clause (ii); (iii) any trust established solely for the benefit of any Holder, any Holder’s spouse and/or descendants (whether natural or adopted), and such descendants’ spouses (determined ignoring any remainder or similar interest coming into effect only upon the death of all such individuals); (iv) any transfers by operation of law, including pursuant to a domestic order or a negotiated divorce settlement; (v) any transfers to individuals who qualify as “accredited investors”, as such term is defined in Rule 501 under Regulation D of the Securities Act, and identified to LSC Parent; and (vi) as a distribution to limited partners, members, shareholders or other equity holders of any Holder; provided that, in each case described in clauses (i), (ii) and (iii) only to the extent such transferee agrees to be bound by the terms of this Agreement in accordance with the provisions hereof (it being understood that any Transfer not made in accordance with the terms hereof shall be deemed not a Transfer to a Permitted Transferee). For the avoidance of doubt, any Permitted Transferee to whom Common Shares are Transferred in reliance on any of clauses (iv) through (vi) shall not be entitled to any of the rights under this Agreement.

“Prospectus” shall mean the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Securities, as amended or supplemented and including all material, if any, incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” shall mean, at any time of determination, any Common Shares issued to any Holder pursuant to the Merger Agreement at Closing, including the Indemnity Escrowed Shares.

“Registration Statement” means the registration statement of LSC Parent which covers the Registrable Securities pursuant to the provisions of this Agreement, including any Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents, if any, incorporated by reference in the Registration Statement.

“Registration Equityholders” means the holders of Registrable Securities as of the time the Registration Statement is filed or their Permitted Transferees who were transferred Common Shares in reliance on clause (i), (ii) or (iii) of the definition thereof.

“SEC” shall mean the United States Securities and Exchange Commission.

“Transfer” shall mean any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, donation, creation of a security interest in or lien on, encumbrance or other disposition to any Person, including those by way of hedging or derivative transactions.

“Voting Equity Interests” shall mean shares of any class of Equity Interests of LSC Parent that are entitled to vote generally in the election of the board of directors (or similar governing body.

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

1.2 Interpretation. Each definition used in this Agreement includes the singular and the plural, and reference to the neuter gender includes the masculine and feminine where appropriate. Reference to any Requirements of Law means such Requirements of Law as amended as of the time of determination and includes any successor Requirements of Law. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Agreement. Except as otherwise stated, reference to Articles or Sections means the Articles or Sections of this Agreement. The words “including” or “includes” or similar terms used herein shall be deemed to be followed by the words “without limitation”, whether or not such additional words are actually set forth herein.

ARTICLE II

Registration Rights

2.1 Shelf Registration

(a) No later than thirty (30) days following the date on which LSC Parent becomes eligible to use Form S-3 (the “Registration Date”), LSC Parent shall in good faith use commercially reasonable efforts to prepare and file with (or confidentially submit to) the SEC a “shelf” Registration Statement on Form S-3 relating to the offer and sale of all of the Registrable Securities from time to time in accordance with the methods of distribution set forth in the Registration Statement and Rule 415 promulgated under the Securities Act (together with any additional registration statements filed to register any Registrable Securities, including those that were subject to a Rule 415 Limitation, the “Shelf Registration”). The holders of Registrable Securities shall not be entitled to make any request for any additional registration statements. In no event shall LSC Parent be obligated to effect any Shelf Registration other than pursuant to a Form S-3 (or any comparable or successor form or forms or any similar short form registration covering the resale of such Registrable Securities) if LSC Parent is then eligible to use Form S-3

(or such comparable or successor form) for the registration of the Registrable Securities under the Securities Act. If LSC Parent is a WSKI at the time of filing of a Registration Statement pursuant to this ARTICLE II, LSC Parent will undertake to register the Registrable Securities on an Automatic Shelf Registration Statement to effect such registration. Subject to the terms of this Agreement, LSC Parent shall in good faith use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this ARTICLE II to be declared or become effective under the Securities Act as promptly as possible after the filing thereof. LSC Parent shall in good faith use commercially reasonable efforts to address any comments from the SEC regarding the Registration Statement and to advocate with the SEC for the registration of all Registrable Securities requested to be included in the Registration Statement. Notwithstanding the foregoing, if the SEC prevents LSC Parent from including any or all of such Registrable Securities on the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the Registration Equityholders (a “Rule 415 Limitation”) or otherwise, the Registration Statement shall register the resale of a number of Registrable Securities which is equal to the maximum number of shares as is permitted by the SEC until all Registrable Securities are registered. In such event, the number of Registrable Securities requested to be registered for each Registration Equityholder in such Registration Statement shall be reduced pro rata among all such Registration Equityholders.

(b) Subject to Section 2.1(a) above, LSC Parent shall in good faith use its commercially reasonable efforts to keep the Registration Statement requested under Section 2.1(a) continuously effective under the Securities Act, to re-file such Registration Statement promptly upon its expiration and to reasonably cooperate in any shelf take down, whether or not underwritten, by amending or supplementing the Prospectus related to such Registration Statement as may be reasonably requested by the Registration Equityholders included in the Registration Statement until the earlier of (i) the date that all such Registrable Securities (including, for the avoidance of doubt, any Registrable Securities that were subject to any Rule 415 Limitation) have been sold and (ii) the Registration Rights Termination Date. Such period during which the Registration Statement shall remain effective shall be referred to herein as the “Shelf Registration Period.”

(c) Notwithstanding any other provisions of this Agreement to the contrary, LSC Parent shall in good faith use its commercially reasonable efforts to cause (i) the Registration Statement (as of the effective date of the Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) any related Prospectus, preliminary Prospectus or Free Writing Prospectus (as defined below) and any amendment thereof or supplement thereto, in each case relating to Registrable Securities, as of its date, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, LSC Parent shall have no such obligations or liabilities with respect to any information pertaining to the Registration Equityholders and furnished to LSC Parent by or on behalf of such Registration

Equityholders specifically for inclusion therein, and (iii) the Shelf Registration to be effective and useable for resale of all Registrable Securities requested to be included therein, subject to any Rule 415 Limitation, during the Shelf Registration Period.

(d) If (A) the SEC issues a stop order suspending the effectiveness of the Registration Statement or initiates proceedings with respect to the Registration Statement under Section 8(d) or 8(e) of the Securities Act, or LSC Parent otherwise reasonably determines that suspending the effectiveness of the Registration Statement is required to comply with all applicable Requirements of Law, or (B) the Board of Directors of LSC Parent, in its good faith judgment, determines that the registration of Registrable Securities pursuant to this Section 2.1 should be delayed or offers and/or sales of Registrable Securities suspended because the filing, initial effectiveness or continued use of the Registration Statement would be reasonably likely to (1) materially interfere with a significant confidential acquisition, corporate organization, financing, securities offering or other similar transaction in which LSC Parent is or may become involved; (2) require premature disclosure of material information that LSC Parent has a bona fide business purpose for preserving as confidential (and if disclosure would not otherwise be required if such Shelf Registration were not filed); (3) render LSC Parent unable to comply with requirements under the Securities Act or Exchange Act or (4) otherwise be materially detrimental to LSC Parent (each, a “Valid Business Reason”):

(i) in the case of clause (d)(A) above, but subject to clause (ii) immediately below, as promptly as reasonably practicable, LSC Parent shall in good faith use its commercially reasonable efforts to eliminate the stop order, if applicable, and cause the Registration Statement to become effective, including preparing and filing, if necessary pursuant to applicable Requirements of Law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and related Prospectus;

(ii) LSC Parent shall promptly notify the Registration Equityholders in writing that the availability of the Registration Statement is suspended (a “Deferral Notice”) and the expected duration of the suspension (such period during which the availability of the Registration Statement and any related Prospectus is suspended, a “Deferral Period”). Upon receipt of any Deferral Notice, the Registration Equityholders shall immediately suspend making any offers or sales pursuant to the Registration Statement until such Registration Equityholders’ receipt of copies of the supplemented or amended Prospectus provided for in clause (d)(A) above, or until they are advised in writing by LSC Parent that the Prospectus may be used, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus; and

(iii) LSC Parent will in good faith use its commercially reasonable efforts and good faith to ensure that the use of the Prospectus with respect to such Registration Statement may be resumed (x) in the case of clause (d)(A) above, as promptly as is reasonably practicable and (y) in the case of clause (d)(B) above, as soon as, in the reasonable good faith judgment of LSC Parent, there is no Valid Business Reason to continue such suspension and postponement. LSC Parent shall give written notice to the Registration Equityholders of the termination of the Deferral Period promptly thereafter.

2.2 Piggyback Registration. From and after the Registration Date, whenever the Corporation initially proposes to register the offer and sale of any shares of its Common Shares under the Securities Act for its own account in connection with the public offering of such securities solely for cash (other than a registration (a) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Corporation pursuant to any employee stock plan or other employee benefit arrangement), (b) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (c) in connection with any dividend or distribution reinvestment or similar plan) and the form of Registration Statement (a “Piggyback Registration Statement”) to be used may be used for any registration of Registrable Shares (a “Piggyback Registration”), the Corporation shall give prompt written notice (in any event no later than thirty (30) days prior to the filing of such Registration Statement) to the holders of Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion from the Registration Equityholders within ten (10) days after the Corporation’s notice has been given to each such holder. If any Piggyback Registration Statement pursuant to which Registration Equityholders have registered the offer and sale of Registrable Shares is a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto, such Registration Equityholders shall have the right, but not the obligation, to be notified of and to participate in any offering under such Registration Statement, and the Corporation shall give prompt written notice thereof to the Registration Equityholders. With respect to a Piggyback Registration, LSC Parent shall include in such Piggyback Registration, (A) first, the Common Shares that LSC Parent proposes to sell for its own account; (B) second, the Registrable Securities that the Registration Equityholders propose to sell, allocated pro rata among all such Registration Equityholders on the basis of the number of Registrable Securities owned by each such holder or in such manner as the Registration Equityholders may otherwise agree; and (C) third, the shares of Common Stock requested to be included therein by holders of Common Stock other than the Registration Equityholders, allocated among such holders the basis of the number of shares of Common Stock owned by each such holder.

2.3 Termination of Registration Obligation. Notwithstanding anything to the contrary herein, (1) the obligation of LSC Parent to register Registrable Securities pursuant to this ARTICLE II and maintain the effectiveness of any Registration Statement shall terminate as to each Registration Equityholder on the earliest of the date on which all remaining Registrable Securities Beneficially Owned by such Registration Equityholder (a) cease to be outstanding, (b) have been effectively registered by a prospectus filed under the Securities Act and disposed of in accordance with the Registration Statement covering them, (c) may be freely sold without registration under the Securities Act, including under Rule 144 (without regard to clauses (c), (e) and (f) of Rule 144) or (d) have been transferred pursuant to an exemption to registration under the Securities Act (the earliest date with respect to each Registration Equityholder, the “Registration Rights Termination Date”) and (2) the obligation of LSC Parent to register Registrable Securities pursuant to this ARTICLE II and maintain the effectiveness of any Registration Statement shall terminate as to all Minority Sellers and all Permitted Transferees once such obligations of LSC with respect to Seller terminate.

2.4 Registration Procedures. In connection with the registration of the Registrable Securities contemplated by this ARTICLE II, LSC Parent shall, until the latest Registration Rights Termination Date with respect to all Registration Equityholders, reasonably cooperate in the sale of such Registrable Securities and shall use good faith and commercially reasonable efforts to:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities as provided herein and, if such Registration Statement is not automatically effective upon filing, in good faith use commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as reasonably practicable after the filing thereof; provided, however, that, before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including free writing prospectuses under Rule 433 under the Securities Act, each, a “Free Writing Prospectus”), LSC Parent shall furnish to the Registration Equityholders and the managing underwriter(s), if any, copies of the Registration Statement and all other documents proposed to be filed (including exhibits thereto), including, upon the reasonable request of the Registration Equityholders and to the extent reasonably practicable, all documents that would be incorporated by reference or deemed to be incorporated by reference therein, which Registration Statement and documents will be subject to the reasonable review and comment of the Registration Equityholders and their counsel, provided that such review shall not apply to any Exchange Act periodic or current report filed or proposed to be filed by LSC Parent;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement, the Prospectus used in connection therewith (including Free Writing Prospectuses) and Exchange Act reports as may be necessary to keep such Registration Statement effective for the period set forth in Section 2.1(b), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c) furnish to the Registration Equityholders and the managing underwriter(s), if any, such number of conformed copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary and final Prospectus, any Free Writing Prospectus, all exhibits and other documents filed therewith and such other documents as such Persons may reasonably request, including in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof; and LSC Parent, subject to Section 2.1(d), hereby consents to the use of such Prospectus and each amendment or supplement thereto by Stockholders and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(d) register or qualify such Registrable Securities under such other securities or “blue sky” Laws of such jurisdictions as the Registration Equityholders reasonably request and do any and all other acts and things that may be necessary or reasonably advisable to enable the Registration Equityholders to consummate the disposition in such jurisdictions of the Registrable Securities in accordance with the intended method of distribution thereof (provided, that LSC Parent shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection; (ii) subject itself to taxation in any jurisdiction wherein it is not so subject; or (iii) take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject);

(e) promptly notify the Registration Equityholders and the managing underwriter(s), if any, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event or existence of any fact as a result of which the Prospectus (including any information incorporated by reference therein) included in such Registration Statement, as then in effect, contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as promptly as reasonably practicable upon discovery, prepare and furnish to the Registration Equityholders a reasonable number of copies of a supplement or amendment to such Prospectus, or file any other required document, as may be necessary so that, as thereafter delivered to any prospective purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f) promptly notify the Registration Equityholders and the managing underwriter(s) of any underwritten offering, if any, (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement or any Free Writing Prospectus has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to such Registration Statement or to such Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose; and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or the institution of any proceedings for any such purposes;

(g) cause all such Registrable Securities covered by such Registration Statement to be listed promptly (after notice of issuance) on NYSE or the principal securities exchange or interdealer quotation system on which any Voting Equity Interests of LSC Parent is then listed or quoted;

(h) reasonably cooperate with the Registration Equityholders and the managing underwriter(s), if any, in connection with the sale of Registrable Securities to facilitate the timely preparation and delivery of certificates or book entry credits representing such Registrable Securities in a form eligible for deposit with the Depository Trust Company not bearing any restrictive legends (other than as required by the Depository Trust Company) and not subject to any stop transfer order with any transfer agent, and cause such Registrable Securities to be issued in such denominations and registered in such names as the managing underwriter(s), if any, may request in writing or, if not an underwritten offering, in accordance with the instructions of the Registration Equityholders, in each case, at least two (2) Business Days prior to any sale of Registrable Securities;

(i) enter into such customary and reasonably acceptable agreements (including underwriting agreements with customary provisions) and take all such other reasonable and customary actions as the Registration Equityholders or the managing underwriter(s), if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for and participating in such number of “road shows” and all such other customary selling efforts as the managing underwriter(s) reasonably request in order to expedite or facilitate such disposition;

(j) in connection with any underwritten offering of Registrable Securities, make available upon reasonable notice and during normal business hours for inspection by the Registration Equityholders, any managing underwriter(s) participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Registration Equityholders or underwriter(s), all financial and other records, pertinent corporate documents and documents relating to the business of LSC Parent as may be necessary to complete customary due diligence for an underwritten offering of securities; provided, however, that the Registration Equityholders shall, and shall cause each such underwriter(s), accountant or other agent to, (i) enter into a customary confidentiality agreement or arrangement in form and substance reasonably satisfactory to LSC Parent; and (ii) minimize, to the extent reasonably practicable, the disruption to LSC Parent’s business in connection with the foregoing;

(k) comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first (1st) day of LSC Parent’s first (1st) full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(l) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, obtain the withdrawal of such order as soon as reasonably practicable;

(m) in connection with any underwritten offering of Registrable Securities, obtain one (1) or more comfort letters, addressed to the managing underwriters for such offering, dated the date of sale by the Registration Equityholders and a customary “bring-down” letter dated the date of the closing under the underwriting agreement for such offering, signed by the independent public accountants who have issued an audit report on LSC Parent’s financial statements included in such Registration Statement in customary form and covering such matters of the type customarily covered by comfort letters as the Registration Equityholders reasonably request;

(n) in connection with any underwritten offering of Registrable Securities, in good faith use commercially reasonable efforts to cause LSC Parent’s outside counsel to deliver legal opinions (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s) and counsel to such managing underwriter(s)), addressed to each of the managing underwriter, with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary Prospectus) in customary form and covering such matters of the type customarily covered by legal opinions of such nature and such other matters as may be reasonably requested by the counsel to the managing underwriter(s); and

(o) take or cause to be taken all other actions, and do and cause to be done all other things, reasonably necessary or as are customary and advisable in the opinion of the Registration Equityholders’ counsel to effect the registration of such Registrable Securities contemplated hereby.

In the case of any underwritten offering of Registrable Securities registered under a Registration Statement filed pursuant to Section 2.1(a) or Section 2.2, (i) all Registrable Securities included therein shall be subject to the applicable underwriting agreement with customary terms and a Registration Equityholder may not participate in such offering or registration unless such Registration Equityholder agrees to sell such Registration Equityholder’s securities on the basis provided therein; and (ii) a Registration Equityholder may not participate in such offering or registration unless such Registration Equityholder completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) reasonably required by the managing underwriter(s) to be executed in connection therewith, and provide such other information to LSC Parent or the underwriter(s) as may be reasonably requested to offer or register such Stockholder’s Registrable Securities; provided, however, that the aggregate amount of liability of each Registration Equityholder pursuant to any indemnification obligation thereunder (which, for the avoidance of doubt, shall be on a several and not joint basis) shall not exceed the net proceeds received by such Registration Equityholder from such offering. Each Minority Seller hereby appoints the Seller to make all decisions for such Minority Seller under this Agreement and agrees to be bound by any such decisions and that LSC Parent may rely on any instructions provided by the Seller as being binding on each of the Minority Sellers.

2.5 Underwritten Offerings. At any time that a Shelf Registration covering Registrable Securities is effective, if the Registration Equityholders deliver notice to LSC Parent stating that they intend to effect an underwritten offering of all or part of its Registrable Securities included on the Shelf Registration, LSC Parent shall in good faith use commercially reasonable efforts to amend or supplement the Shelf Registration or related Prospectus as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the underwritten offering; provided, however, that the Registration Equityholders may in the aggregate distribute Registrable Securities by means of an underwriting in no more than one registration. The lead underwriter to administer a Shelf Registration shall be chosen by LSC Parent, subject to the prior written consent, not to be unreasonably withheld, delayed or conditioned, of Seller.

2.6 Registration Expenses. Except as otherwise provided in this Agreement, LSC parent shall be responsible for all expenses incidental to LSC Parent’s performance of or compliance with this Agreement, including (a) all registration and filing fees (including (i) with respect to filings required to be made with the SEC, all applicable securities exchanges and

(ii) compliance with securities or “blue sky” Requirements of Law, and which fees and disbursements shall not exceed, in the aggregate, $10,000); (b) word processing, duplicating and printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses, if the printing of Prospectuses is requested by the managing underwriter(s), if any, or by the Registration Equityholders); (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for LSC Parent; and (e) fees and disbursements of all independent certified public accountants (including, without limitation, the fees and disbursements in connection with any “cold comfort” letters required by this Agreement), other special experts, retained by LSC Parent. LSC Parent shall, in any event, pay its internal expenses, the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the Registrable Securities to be registered on the applicable securities exchange. All underwriting discounts, selling commissions, transfer taxes, fees of counsel for the Registration Equityholders incurred in connection with the offering of any Registrable Securities (collectively, “Selling Expenses”) shall be borne by the Registration Equityholder selling the Registrable Securities to which such Selling Expenses relate. For the avoidance of doubt, LSC Parent shall not bear any Selling Expenses or any fees and expenses of counsel to any underwriter(s) in connection with its obligations under this Agreement.

2.7 Indemnification; Contribution.

(a) LSC Parent shall, and it hereby agrees to, (i) indemnify and hold harmless each Registration Equityholder in any offering or sale of Registrable Securities, and such Registration Equityholder’s partners, members, managers and Affiliates and each Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act or the Exchange Act, from and against any and all losses, claims, damages, or liabilities, or any actions or proceedings (whether commenced or threatened) in respect thereof and costs and expenses (including reasonable fees of counsel) (collectively, “Claims”) to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement reached in accordance with the requirements for consent as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement) contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary or final Prospectus, including any Free Writing Prospectus, incorporated into such Registration Statement, in the light of the circumstances in which they were made), not misleading; and (ii) reimburse upon written demand each indemnified party for any reasonable and documented legal or other out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending (or preparing to defend) any such Claims; provided, however, that LSC Parent shall not be liable to an indemnified party in any such case to the extent that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, or preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement), or amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to LSC Parent about a

Registration Equityholder by or on behalf of such indemnified party expressly for use therein, or if the Registration Equityholder sold securities to the Person alleging such Claims without sending or giving, at or prior to the written confirmation of such sale, a copy of the applicable Prospectus (excluding any documents incorporated by reference therein) or of the applicable Prospectus, as then amended or supplemented (excluding any documents incorporated by reference therein), if LSC Parent had previously furnished copies thereof to such Registration Equityholder a reasonable period of time prior to such sale and such Prospectus corrected such untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement.

(b) Each Registration Equityholder shall, and hereby agrees to, severally and not jointly (i) indemnify and hold harmless LSC Parent in any offering or sale of Registrable Securities, each Director and officer of LSC Parent (including any such Director or officer who shall sign the applicable Registration Statement) and each Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act or the Exchange Act, from and against any Claims to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement reached in accordance with the requirements for consent as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement) contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement), in the light of the circumstances in which they were made), not misleading; and (ii) reimburse upon written demand each indemnified party for any reasonable and documented legal or other out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending (or preparing to defend) any such Claims, in each case, to the extent, that such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information about such Registration Equityholder furnished in writing to LSC Parent by or on behalf of such Registration Equityholder expressly for use therein, or if such Registration Equityholder sold securities to the Person alleging such Claims without sending or giving, at or prior to the written confirmation of such sale, a copy of the applicable Prospectus (excluding any documents incorporated by reference therein) or of the applicable Prospectus, as then amended or supplemented (excluding any documents incorporated by reference therein), if LSC Parent had previously furnished copies thereof to the Registration Equityholders a reasonable period of time prior to such sale and such Prospectus corrected such untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement.

(c) Each Registration Equityholder, on the one hand, and LSC Parent, on the other hand, agrees that if, for any reason, the indemnification provisions contemplated by Section 2.7(a) or Section 2.7(b) are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to statements or omissions that that resulted in such Claims. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the allocation in the first sentence of this Section 2.7(c) is not permitted by applicable Requirements of Law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults, but also the relative benefits of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by LSC Parent, on the one hand, and a Registration Equityholder, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of securities (net of discounts and commissions but before deducting expenses) giving rise to the applicable Claim bears to the net proceeds received by such Registration Equityholder with respect to its sale of Registrable Securities giving rise to such Claim. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.7(c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 2.7(c). The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 2.8) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending (or preparing to defend) any such Proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Registration Equityholders obligations to contribute as provided in this Section 2.7(c) are several and not joint.

2.8 Indemnification Procedures.

(a) If an indemnified party shall desire to assert any claim for indemnification provided for under Section 2.7 in respect of, arising out of or involving a Claim against the indemnified party, such indemnified party shall notify LSC Parent or the Registration Equityholders, as the case may be (the “Indemnifying Party”), in writing of such Claim, any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”) promptly after receipt by such indemnified party of written notice of the Claim; provided, however, that failure to provide a Claim Notice shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. The indemnified party shall deliver to the Indemnifying Party, promptly after the indemnified party’s receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Claim; provided, however, that failure to provide any such copies shall not affect the indemnification obligations provided hereunder, except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure.

If a Claim is made against an indemnified party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof with separate counsel selected by the Indemnifying Party and reasonably satisfactory to the indemnified party (such consent not to be reasonably withheld or delayed). Should the Indemnifying Party so elect to, and in fact, assume the defense of a Claim with counsel reasonably satisfactory to the indemnified party, the Indemnifying Party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such indemnified party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. If the Indemnifying Party assumes such defense, the indemnified party shall have the right to participate in defense thereof and to employ counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the Indemnifying Party has not assumed the defense thereof and as otherwise contemplated by the two (2) immediately preceding sentences. If the Indemnifying Party chooses to defend any Claim, the indemnified party shall cooperate, at the expense of the Indemnifying Party, in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Claim, and the indemnified party shall use commercially reasonable efforts to make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if settled with its written consent, the Indemnifying Party agrees to indemnify and hold harmless the indemnified parties from and against any Claim by reason of such settlement or judgment. The Indemnifying Party may pay, settle or compromise a Claim without the written consent of the indemnified party, so long as such settlement includes (i) an unconditional release of the indemnified party from all liability in respect of such Claim, (ii) does not subject the indemnified party to any injunctive relief or other equitable remedy, and (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of any indemnified party.

2.9 Rule 144. LSC Parent covenants that it will in good faith use its commercially reasonable efforts to timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and to take such further action as the Registration Equityholders may reasonably request, all to the extent required from time to time to enable the Registration Equityholders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Regulation S under the Securities Act; or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Registration Equityholders, LSC Parent will deliver to the Registration Equityholders a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

2.10 Lock-Up Agreement. In consideration for LSC Parent agreeing to its obligations under this Agreement, each holder of Registrable Securities agrees, in connection with any underwritten offering made pursuant to a registration statement of LSC Parent, it will enter into a customary lock-up agreement with such managing underwriter(s) agreeing not to, without the prior written consent of such managing underwriter, during the period not to exceed 180 days from the date of sale of the underwritten offering (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of (including any sale pursuant to Rule 144 or Rule 144A), directly or indirectly, any Registrable Securities or any securities convertible into, exercisable for or exchangeable for shares of Registrable Securities held immediately before the effectiveness of the Registration Statement for such offering, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Registrable Securities or such other securities, in cash or otherwise. Each holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by LSC Parent or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.

2.10 Transfer Restrictions. Notwithstanding anything in this Agreement to the contrary, Seller shall not knowingly Transfer to any Person or Group (whether such Person or Group is purchasing Voting Equity Interests for its or their own account(s) or as fiduciary on behalf of one (1) or more accounts) Voting Equity Interests to a Person that has engaged in a proxy contest or other activist campaign (with respect to LSC Parent or any other Person).

ARTICLE III

MISCELLANEOUS PROVISIONS

3.1 Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Electronic signatures will have the same effect as originals.

3.2 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and their respective Affiliates and contain all of the agreements among such parties with respect to the subject matter hereof, and supersedes any and all other agreements, either oral or written, between such parties with respect to the subject matter hereof.

3.3 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless the ineffectiveness or invalidity of such provision would result in one or more of the parties hereto being deprived of a right constituting a fundamental benefit of its bargain hereunder.

3.4 Amendment. Except as expressly provided herein, this Agreement may be amended only by a written agreement executed by Seller and LSC Parent.

3.5 Successors and Assigns; Transfers. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns. This Agreement and the rights hereunder may not be assigned or otherwise transferred by any Holder to any other Persons without the prior written consent of LSC Parent.

3.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Seller:

Victor G. Warren

[contact information on file]

with a copy (which shall not constitute notice) to:

Seyfarth Shaw LLP

233 S. Wacker Drive, Suite 8000

Chicago, IL 60606

Attn: Robert S. Winner

Email: rwinner@seyfarth.com

If to a Minority Seller (as set forth on the signature pages hereto)

If to LSC Parent:

LSC Communications, Inc.

191 North Wacker Drive

Chicago, Illinois 60606

Attention: General Counsel

Email: sue.bettman@lsccom.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attn: Scott R. Williams

Fax: (312) 853-7036

3.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to its conflict of laws doctrine.

3.8 Waiver of Jury Trial EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. NO PARTY HAS AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

3.9 Consent to the Exclusive Jurisdiction of the Courts of Delaware

(a) EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING RELATING TO ANCILLARY MEASURES IN AID OF ARBITRATION, PROVISIONAL REMEDIES AND INTERIM RELIEF, OR ANY PROCEEDING TO ENFORCE ANY ARBITRAL DECISION OR AWARD.

(b) EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY SUIT, ACTION OR OTHER PROCEEDING IN

OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS OF THE STATE OF DELAWARE REFERRED TO IN SECTION 3.9(a) AND COVENANTS THAT SUCH PARTY SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER THAN AS SET FORTH HEREIN.

(c) EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS SUCH PARTY MAY HAVE TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER IN ACCORDANCE WITH SECTION 3.6.

3.10 Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

[signature page attached]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

LSC COMMUNICATIONS, INC.

By:	/s/ Michael King
Name: Michael King
Title: Senior Vice President

Victor G. Warren, as Trustee for the Victor G. Warren Revocable Trust Dated July 14, 1993

By:	/s/ Victor G. Warren
Name: Victor G. Warren
Title: Trustee

James Reifenberg

/s/ James Reifenberg
[contact information on file]

Mark Nickel

/s/ Mark Nickel
[contact information on file]

Phillip Warren

/s/ Philip Warren
[contact information on file]

[Signature Page to Registration Rights Agreement]

James M. Slattery

/s/ James M. Slattery
[contact information on file]

[Signature Page to Registration Rights Agreement]